Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Lianhe Sowell International Group Ltd (the “Company”), does hereby certify, to such officer’s knowledge, that the Annual Report on Form 20-F for the year ended March 31, 2026 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026

By:	/s/ Yue Zhu
Name:	Yue Zhu
Title:	Chief Executive Officer (Principal Executive Officer)

Date: August 13, 2026

By:	/s/ Tracy Chui-Kam Ng
Name:	Tracy Chui-Kam Ng
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)